UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

713-324-2639 (Registrant's telephone number, including area code)

Item	7.01	Regulation FD Disclosure

We are furnishing herewith data being presented by certain of our executive officers on November 9, 2004 at the Smith Barney Citigroup Transportation Conference.

Beginning Tuesday, November 9, 2004, an audio webcast of their remarks and accompanying graphic presentation will be made available under the Investor Relations section of our website at www.expressjet.com.

The foregoing contains forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events.  There are a number of factors that could cause actual results to differ materially from those in the forward-looking statements.  Some of the known risks that could significantly impact our results include, but are not limited to, our dependence on our capacity purchase agreement with Continental Airlines; our dependence on Continental Airlines' financial and operational strength; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; our ability to implement our growth strategy; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible regulatory requirements; our high leverage; and competition and industry conditions.  Additional information concerning risk factors that could affect our actual results are described in our filings with the Securities and Exchange Commission, including our 2003 annual report on Form 10-K.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: November 9, 2004	/s/ Phung Ngo-Burns
Phung Ngo-Burns Staff Vice President Finance and Controller (Principal Accounting Officer)

EXHIBIT INDEX

99.1	Presentation Data